POWER OF ATTORNEY: KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint MARIAN E GUSTAFSON with full power to act, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, and to do any and all acts and things in his name and on his behalf, to execute any and all documents and instruments, which said attorney-in-fact may deem necessary or advisable to enable him to comply with the reporting requirements pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including but not limited to Form 4-Statement of Changes in Beneficial Ownership and Form 5-Annual Statement of Changes in Beneficial Ownership, relating to his ownership in Pharmaceutical Resources, Inc. (the "Company") for the period October 1, 2003 through and including September 30, 2004; and to file the same and all other documents in connection therewith, with the Securities and Exchange Commission, The New York Stock Exchange, Inc. and the Company, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

/s/ Dennis J. O'Connor
October 15, 2003